As filed with the Securities and Exchange Commission on November 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CNS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	82-2318545
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2100 West Loop South, Suite 900
Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

CNS Pharmaceuticals, Inc. 2020 Stock Plan (as amended)

(Full title of the plans)

Christopher Downs, Chief Financial Officer

2100 West Loop South, Suite 900

Houston, Texas 77027

(800) 946-9185

(Name and address of agent for service)

Copies to:

Cavas S. Pavri, Esq.

Johnathan C. Duncan, Esq.

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

(202) 724-6847

Facsimile: (202) 778-6460

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of CNS Pharmaceuticals, Inc.  (the “Company”) on Form S-8 relating to the same employee benefit plan is effective. This Registration Statement registers an additional 745,800 shares of common stock of the Company to be issued pursuant to the CNS Pharmaceuticals, Inc. 2020 Stock Plan, as amended (the “2020 Plan”). The contents of the previous Registration Statements on Form S-8 filed by us with the SEC for the 2020 Plan on July 22, 2020 (file no. 333-239998); including any amendments thereto, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (filed on March 31, 2023) as amended on Form 10-K/A (filed on May 1, 2023);

(b) The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 (filed on May 15, 2023); for the quarter ended June 30, 2023 (filed on August 14, 2023); and for the quarter ended September 30, 2023 (filed on November 14, 2023);

(c)    The Company’s Current Reports on Form 8-K filed on January 3, 2023 (with respect to Item 5.02 only), May 8, 2023 (with respect to Item 5.02 only), August 15, 2023, August 18, 2023, September 19, 2023; and October 17, 2023;

(d) The Company’s Definitive Proxy Statement on Schedule 14A filed on August 14, 2023; and

(e) The description of our common stock, par value $0.001 per share contained in our Registration Statement on Form 8-A, dated and filed with the SEC on November 5, 2019, and any amendment or report filed with the SEC for the purpose of updating the description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of CNS Pharmaceuticals, Inc. (incorporated by reference to exhibit 2.1 to the Company’s Form 1-A file no. 024-10855)
4.2	Certificate of Amendment to the Amended and Restated Articles of Incorporation of CNS Pharmaceuticals, Inc., filed with the Secretary of State of the State of Nevada (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on November 28, 2022)
4.3	Amended and Restated Bylaws of CNS Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on August 15, 2023)
4.5	CNS Pharmaceuticals, Inc. 2020 Stock Plan (as amended September 14, 2023) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on September 19, 2023)
5#	Opinion of ArentFox Schiff LLP
23.1#	Consent of MaloneBailey, LLP
23.2#	Consent of ArentFox Schiff LLP (included in Exhibit 5)
24	Power of Attorney (included in the signature pages of this Registration Statement)
107#	Filing Fee Table

# Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on November 21, 2023.

CNS PHARMACEUTICALS, INC.

By:	/s/ John Climaco
John Climaco
Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John Climaco and Christopher Downs, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ John Climaco
John Climaco	Chief Executive Officer, President and Director	November 21, 2023
(Principal Executive Officer)
/s/ Christopher Downs
Christopher Downs	Chief Financial Officer	November 21, 2023
(Principal Financial and Accounting Officer)
/s/ Faith L. Charles
Faith L. Charles	Director	November 21, 2023

/s/ Jerzy (George) Gumulka
Jerzy (George) Gumulka	Director	November 21, 2023

/s/ Jeffry R. Keyes
Jeffry R. Keyes	Director	November 21, 2023

/s/ Andrzej Andraczke
Andrzej Andraczke	Director	November 21, 2023

/s/ Carl Evans
Carl Evans	Director	November 21, 2023

/s/ Bettina Cockroft
Bettina Cockroft	Director	November 21, 2023

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